Exhibit 4.2
[FACE OF NOTE]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FACE OF SECURITY]
CUSIP NO. 723787 AJ6
ISIN NO. US723787AJ62

No. R-01	$
7.50% Senior Notes due 2020
     Pioneer Natural Resources Company, a Delaware corporation, promises to pay to                                         , or registered assigns, the principal sum of                           DOLLARS ($                         ) on January 15, 2020.

Interest Payment Dates:	January 15 and July 15
Record Dates:	January 1 and July 1
     Additional provisions of this Security are set forth on the other side of this Security.
Dated:

PIONEER NATURAL RESOURCES COMPANY
By:
Name:
Title:

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Debt Securities, designated 7.50% Senior Notes due 2020, referred to in the Indenture.

By:
Authorized Signatory

[REVERSE OF SECURITY]
7.50% Senior Notes due 2020
1. Interest
     Pioneer Natural Resources Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year commencing on January 15, 2010. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 13, 2009. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Securities, and it shall pay interest on overdue installments of interest at such higher rate to the extent lawful.
2. Method of Payment
     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in immediately available (same day) funds in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check or wire transfer payable in immediately available (same day) funds in such money.
3. Paying Agent and Registrar
     Initially, Wells Fargo Bank, National Association, a United States banking association (“Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as paying agent, Registrar or co-registrar.
4. Indenture
     The Company issued the Securities under an indenture dated as of January 22, 2008, between the Company and the Trustee, as supplemented by the second supplemental indenture dated as of November 13, 2009 (the “Second Supplemental Indenture,” and, collectively with the aforementioned indenture, the “Indenture”), among the Company, Pioneer Natural Resources USA, Inc., a Delaware corporation (the “Guarantor”), and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

     This Security is one of a duly authorized issue of general unsecured obligations of the Company all issued or to be issued under the Indenture. Debt Securities issued under the Indenture may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants, Events of Default and subordination provisions and may otherwise vary as the Indenture provides. This Security is one of a series designated as 7.50% Senior Notes due 2020 (the “Securities”) issued under the Indenture, limited to $450,000,000 aggregate principal amount. The Company may, without the consent of the Holders of the Notes, increase such aggregate principal amount in the future, on the same terms and conditions and with the same CUSIP numbers as the Notes. The Company shall not issue any such additional Notes unless the additional Notes are fungible with the Notes for United States federal income tax purposes. The Indenture imposes certain limitations (with significant exceptions) on the ability of the Company and its Subsidiaries to create Liens on assets and engage in sale and leaseback transactions. This Indenture also imposes limitations on the ability of the Company to consolidate, merge or transfer all or substantially all of its assets.
5. Obligation to Guarantee
     The Guarantor, pursuant to the Second Supplemental Indenture, has agreed that, if any of certain other senior notes of the Company hereafter are guaranteed by the Guarantor, then it will at that time unconditionally guarantee (i) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at the maturity date, by acceleration or otherwise, and of interest on the overdue principal of and interest, if any, on any premium and interest of the Securities and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Securities and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     The obligations of the Guarantor to the Holders and to the Trustee are as expressly set forth in Section 4 of the Second Supplemental Indenture and in such other provisions of the Indenture as are applicable to the Guarantor, and reference is hereby made to such Indenture for the precise terms of this obligation to guarantee. The terms of Section 4 of the Second Supplemental Indenture and such other provisions of the Indenture as are applicable to the Guarantor are incorporated herein by reference.
6. Optional Redemption
     The Securities will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 and not more than 60 days’ notice as provided in the Indenture, on any date prior to their maturity (the “Redemption Date”) at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any, calculated as provided in Section 2 of the Second Supplemental Indenture (the

“Redemption Price”). In no event will a Redemption Price ever be less than 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Redemption Date.
7. Denominations; Transfer; Exchange
     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
8. Persons Deemed Owners
     The registered Holder of this Security may be treated as the owner of it for all purposes.
9. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
10. Discharge and Defeasance
     Subject to certain conditions, the Company at any time may terminate some or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
11. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any acceleration of principal and interest on the Securities resulting from a default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in Article IX of the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure, among other things, any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company pursuant to Article X of the Indenture, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to limit the applicability of or consequences of breach of any covenant, or to permit the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the acceptance of a successor or separate Trustee.

12. Defaults and Remedies
     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium on the Securities at maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice by Holders and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $50,000,000 and continues for 10 days after the required notice to the Company; and (v) certain events of bankruptcy or insolvency with respect to the Company and any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default without any action by the Trustee or any Holders.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
13. Trustee Dealings with the Company
     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14. No Recourse Against Others
     An incorporator and any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
15. Authentication
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17. Governing Law
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
18. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Security. Requests may be made to:
Corporate Secretary
Pioneer Natural Resources Company
5205 North O’Connor Boulevard, Suite 200
Irving, TX 75039

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

(Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)